Exhibit 5.1

777 E WISCONSIN AVE MILWAUKEE, WI 53202-5306 414.271.2400 TEL 414.297.4900 FAX FOLEY.COM

February 13, 2026

BorgWarner Inc.
3850 Hamlin Road
Auburn Hills, Michigan 48326

Ladies and Gentlemen:
We have acted as counsel for BorgWarner Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S‑3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to be filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company from time to time of an indeterminate amount of: (i) shares of the Company’s voting common stock, $0.01 par value per share (the “Voting Common Stock”); (ii) shares of the Company’s non-voting common stock, $0.01 par value per share (the “Non-Voting Common Stock”, and together with the Voting Common Stock, the “Common Stock”); (iii) shares of the Company’s preferred stock, $0.01 par value per share (the “Preferred Stock”); (iv) depositary shares representing fractional interests in shares of the Preferred Stock evidenced by depositary receipts (the “Depositary Shares”); (v) senior debt securities of the Company (“Senior Debt Securities”) and subordinated debt securities of the Company (“Subordinated Debt Securities”, and together with Senior Debt Securities, the “Debt Securities”); (vi) warrants to purchase Debt Securities, Preferred Stock, Common Stock, Depositary Shares or Units (as defined below) or other securities of the Company (the “Warrants”); and (vii) units consisting of any combination of two or more of Debt Securities, Preferred Stock, Common Stock, Depositary Shares or Warrants (the “Units”). The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Warrants and the Units are referred to herein as the “Securities”. The Prospectus provides that it will be supplemented in the future by one or more supplements to such Prospectus and/or other offering material (each, a “Prospectus Supplement”). The Senior Debt Securities are to be issued under the Indenture, dated as of September 23, 1999, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor in interest to Chase Manhattan Trust Company, National Association) (the “Trustee”), as trustee (the “Senior Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and the Trustee (or another trustee to be named in a prospectus supplement) (the “Subordinated Indenture” and, together with the Senior Indenture, the “Base Indentures”).
As counsel to the Company in connection with the proposed issuance and sale of the Securities, we have examined: (i) the Registration Statement, including the Prospectus, and the exhibits (including those incorporated by reference), each constituting a part of the Registration Statement; (ii) the Company’s Restated Certificate of Incorporation, as amended through July 22, 2022, and the Company’s Amended and Restated By-laws, as amended through April 25, 2018; (iii) the Senior Indenture; (iv) resolutions of the Board of Directors of the Company relating to the registration of the Securities, and (v) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

AUSTIN  |  BOSTON  |  BRUSSELS  |  CHICAGO  |  DALLAS  |  DENVER  |  DETROIT  |  HOUSTON  |  JACKSONVILLE  |  LOS ANGELES  |  MADISON  |  MEXICO CITY  |  MIAMI
MILWAUKEE  |  NASHVILLE  |  NEW YORK  |  ORLANDO  |  RALEIGH  |  SACRAMENTO  |  SALT LAKE CITY  | SAN DIEGO  |  SAN FRANCISCO  |  SILICON VALLEY
TALLAHASSEE  |  TAMPA  |  TOKYO  |  WASHINGTON, D.C.

BorgWarner Inc. February 13, 2026 Page 2
In our examination, we have assumed the genuineness of all manual and electronic signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to various questions of fact material to this opinion, we have relied upon, without independent verification of their accuracy, certificates of public officials, statements and representations of officers and other representatives of the Company, and statements of fact contained in documents we have examined.  We have also assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will comply with all applicable laws; (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) in the case of the Debt Securities, at the time any Debt Securities are sold pursuant to the Registration Statement, the relevant trustee shall have been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), a Statement of Eligibility of the Trustee on Form T-1 shall have been properly filed with the SEC, the relevant Base Indenture shall have been duly qualified under the TIA, in the case of Senior Debt Securities, the Senior Indenture shall have been duly executed and delivered by all other parties thereto, and in the case of Subordinated Debt Securities, the Subordinated Indenture shall have been duly executed and delivered by the Company and all other parties thereto; (v) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vi) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (vii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock authorized under the Company’s Restated Certificate of Incorporation, as amended, and not otherwise reserved for issuance; (viii) the deposit agreement, to be entered into between the Company and the depositary named therein (the “Depositary”) and from which the Depositary Shares will be issued (the “Deposit Agreement”), will be duly authorized, executed and delivered by the parties thereto (in proper form); (ix) the warrant agreement, if any, to be entered into between the Company and the warrant agent named therein, will be duly authorized, executed and delivered by the parties thereto (in proper form) (the “Warrant Agreements”); (x) the unit agreement, if any, to be entered into between the Company and the unit agent named therein, will be duly authorized, executed and delivered by the parties thereto (in proper form) (the “Unit Agreements”); and (xi) the issuance and sale of such Securities (and the terms and conditions thereof) have been duly authorized and approved on behalf of the Company.  As used herein, “Transaction Agreements” means the Unit Agreements, the Indentures, the Warrant Agreements and the Deposit Agreement.

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Based upon and subject to the foregoing and the other matters set forth herein, and having regard for such legal considerations as we deem relevant, we are of the opinion that:
1.    All requisite action necessary to make any Debt Securities valid, legal and binding obligations of the Company shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to establish the terms of such Debt Securities and to authorize the issuance and sale of such Debt Securities;

b. The terms of such Debt Securities and of their issuance and sale shall have been established by supplemental indenture in conformity with the relevant Base Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such supplemental indenture shall have been duly executed and delivered by the Company and the relevant trustee (together with the relevant Base Indenture, the “Indenture”);
d. Such Debt Securities shall have been duly executed, authenticated and delivered in accordance with the terms and provisions of the applicable Indenture; and

e. Such Debt Securities shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

2.    All requisite action necessary to make any shares of Common Stock validly issued, fully paid and nonassessable will have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to authorize the issuance and sale of the Common Stock; and

b. Such shares of Common Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above, provided that the consideration therefor is not less than the par value per share of the Common Stock.

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 3.   All requisite action necessary to make any shares of Preferred Stock validly issued, fully paid and nonassessable will have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the designations and the preferences, limitations and relative rights, in whole or part, and other terms of such shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to the Preferred Stock, and to authorize the issuance and sale of such shares of Preferred Stock;

b. A Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended, or a Certificate of Designations, in each case with respect to the designations and the preferences, limitations and relative rights, in whole or part, and other terms of such shares shall have been filed with the Division of Corporations of the State of Delaware in the form and manner required by law; and

c. Such shares of Preferred Stock shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above, provided that the consideration therefor is not less than the par value per share of the Preferred Stock.

 4.   All requisite action necessary to make any depositary receipts evidencing the Depositary Shares constitute valid, legal and binding obligations of the Company shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof duly authorized by the Board of Directors, shall have adopted appropriate resolutions to establish the designations and the preferences, limitations and relative rights, in whole or part, and other terms of the shares of Preferred Stock underlying the Depositary Shares as set forth in or contemplated by the Registration Statement, the exhibits thereto and any Prospectus Supplement relating to such Preferred Stock, and to authorize the issuance of such shares of Preferred Stock;

b. A Certificate of Amendment to the Company’s Certificate of Incorporation, as amended, or a Certificate of Designations, in each case with respect to the designations and the preferences, limitations and relative rights, in whole or part, and other terms of the Preferred Stock underlying the Depositary Shares shall have been filed with the Division of Corporations of the State of Delaware in the form and manner required by law;

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c. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Deposit Agreement and such Deposit Agreement shall have been duly executed and delivered;

d. The Preferred Stock underlying the Depositary Shares shall have been duly issued and delivered to the Depositary;

e. The terms of such Depositary Shares and depositary receipts evidencing the Depositary Shares and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

f. Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been duly executed, issued and delivered in accordance with the Deposit Agreement and their respective terms and provisions; and

g. Such Depositary Shares and depositary receipts evidencing the Depositary Shares shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

 5.   All requisite action necessary to make any Warrants valid, legal and binding obligations of the Company shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms and form of the Warrants and the documents, including any warrant agreements, evidencing and used in connection with the issuance and sale of the Warrants, and to authorize the issuance and sale of such Warrants;

b. The terms of such Warrants and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such warrant agreements shall have been duly executed and delivered;
d. Such Warrants shall have been duly executed and delivered in accordance with the terms and provisions of the applicable warrant agreement; and

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e. Such Warrants shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

 6.  All requisite action necessary to make any Units valid, legal and binding obligations of the Company shall have been taken when:

a. The Company’s Board of Directors, or a committee thereof or one or more officers of the Company, in each case duly authorized by the Board of Directors, shall have taken action to approve and establish the terms of the Units and the documents evidencing and used in connection with the issuance and sale of the Units and to authorize the issuance and sale of such Units;

b. The terms of such Units and of their issuance and sale shall have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental entity having jurisdiction over the Company;

c. Any such Units, and the underlying securities of such Units, shall be executed, as applicable and to the extent required, and delivered in accordance with their respective terms and provisions;

d. Such Units shall have been issued and sold for the consideration contemplated by, and otherwise in conformity with, the Registration Statement, as supplemented by a Prospectus Supplement with respect to such issuance and sale, and the acts, proceedings and documents referred to above.

  The opinions stated herein are subject to the following qualifications:
  (a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law); and

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  (b) we have assumed that any securities, currencies or commodities underlying, comprising or issuable upon exchange, conversion or exercise of any Units, Debt Securities or Warrants are validly issued, fully paid and nonassessable (in the case of an equity security) or a legal, valid and binding obligation of the issuer thereof (other than the Company), enforceable against such issuer in accordance with its terms.
  In addition, in rendering the foregoing opinions we have assumed that:
  (x) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company, or its property is subject, (ii) contravened or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) except to the extent expressly stated in the opinions contained herein, violates or will violate any law, rule or regulation to which the Company or its property is subject; and
  (y) neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.
  We express no opinion as to the laws of any jurisdiction other than the States of Delaware and New York and the federal laws of the United States. Notwithstanding the foregoing, we express no opinion as to the applicability or effect of any state securities laws, including the securities laws of the States of Delaware and New York, or as to state laws regarding fraudulent transfers.

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  We hereby consent to the reference to our firm under the caption “Legal Matters” in the Prospectus which is filed as part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.  In giving this consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.
  This opinion is limited to the matters stated in this letter, and no opinion may be implied or inferred beyond the matters expressly stated in this letter. This opinion is given as of the date hereof, and we assume no obligation to advise you after the date hereof of facts or circumstances that come to our attention or changes in the law, including judicial or administrative interpretations thereof, that occur which could affect the opinions contained herein.

Very truly yours,

/s/ Foley & Lardner LLP